Exhibit 10.29

GREEN MOUNTAIN COFFEE ROASTERS, INC.

2006 INCENTIVE PLAN

Amendment

Pursuant to Section 9 of the Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan, as amended, Green Mountain Coffee Roasters, Inc. hereby further amends said Plan, effective as of December 9, 2008, by revising Section 4(d) in its entirety to read as follows:

“(d) Additional Limitations. Subject to Section 7(b), (i) a maximum of 180,000 shares of Stock may be delivered in satisfaction of Full Value Awards under the Plan, and (ii) a maximum equal to the lesser of 80,000 shares of Stock or ten (10%) percent of the shares authorized under Section 4(a) may be delivered in satisfaction of Specified Awards. For purposes of the ten (10%) percent limitation under clause (ii) of the preceding sentence, (A) the last sentence of the definition of “Specified Award” shall be applied by substituting the word “retirement” for “separation from service,” and (B) any Stock Option that is accelerated, other than by reason of death, disability, retirement or a Covered Transaction, shall be treated as a Specified Award.”